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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)  October 20, 1996


                                  ZORAN CORPORATION
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                  (Exact name of registrant as specified in charter)


       Delaware                       0-27246               94-2794449
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 (State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)             File Number)        Identification No.)


 2041 Mission College Boulevard, Santa Clara, California          95054
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      (Address of principal executive offices)                  (Zip Code)


    Registrant's telephone number, including area code   (408) 986-1314
                                                       ------------------------


                                 Not applicable
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      (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

    On October 20, 1996, Zoran Corporation ("Zoran"), CompCore Multimedia, Inc. ("CompCore") and See Acquisition Corporation, a wholly-owned subsidiary of Zoran ("Sub"), entered into an Agreement and Plan of Reorganization (the "Agreement"). Under the Agreement, as more fully described in the Joint Press Release filed herewith, Sub will merge with and into CompCore, each share of comon stock of CompCore will be converted into 0.6408 shares of common stock of Zoran, and each share of common stock of Sub will be converted into one share of common stock of CompCore, which will become a wholly-owned subsidiary of Zoran. Outstanding options to acquire CompCore common stock will be converted into Zoran options, and an outstanding option to acquire one share of CompCore common stock will become an option to acquire 0.6408 shares of Zoran common stock. The Agreement has been approved by the respective Boards of Directors of CompCore and Zoran, and the transactions contemplated thereby are subject to the approval of the respective shareholders of CompCore and Zoran and other customary closing conditions. The acquisition contemplated by the Agreement will be accounted for as a pooling of interests and is intended to qualify as a tax-free reorganization.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  Financial statements of business acquired.

              Not applicable.

    (b)  Pro forma financial information.

              Not applicable.

    (c)  Exhibits.


EXHIBIT NO.                       DESCRIPTION

99.1 Joint Press Release of CompCore and Zoran dated October 21, 1996.






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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ZORAN CORPORATION


Date:  October 24, 1996                     By:   LEVY GERZBERG
                                                ------------------------
                                                  Levy Gerzberg, Ph.D.
                                                  President and Chief
                                                  Executive Officer




























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                                    EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION

99.1                 Joint Press Release of CompCore and Zoran dated
                     October 21, 1996.





































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